Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of DeVry Education Group Inc. of our report dated August 27, 2014 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in DeVry Education Group Inc.'s Annual Report on Form 10-K for the year ended June 30, 2014.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
August 27, 2014